FOR IMMEDIATE RELEASE	NEWS
May 1, 2018	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS FIRST QUARTER NET INCOME OF $0.10 PER SHARE, MAINTAINS 2018 PRODUCTION OUTLOOK

COLORADO SPRINGS – May 1, 2018 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported production results for the first quarter ended March 31, 2018 of 6,647 ounces of gold and 425,884 ounces of silver, which along with base metal revenue generated $32.2 million in net revenue and $5.5 million, or $0.10 per share in net income for the quarter.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, U.S.A.  The Company has returned $110 million to its shareholders in monthly dividends since commercial production commenced July 1, 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q1 2018 HIGHLIGHTS

•	$5.5 million net income, or $0.10 per share
•	$28.6 million cash and cash equivalents (a $6.2 million increase)
•	$32.2 million net sales
•	6,647 gold ounces produced
•	425,884 silver ounces produced
•	Negative $316 total cash cost per gold equivalent ounce sold (after by-product credits)
•	$347 total all-in sustaining cost per precious metal gold equivalent ounce sold
•	$20.7 million base metal by-product credits, or $2,010 per precious metal gold ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter

Overview of Q1 2018 Results

Gold Resource Corporation sold 10,275 precious metal gold equivalent ounces at a total cash cost of negative $316 per ounce (after by-product credits), benefiting from strong base metal production and sales. Average realized metal prices during the quarter included $1,342 per ounce gold and $16.58 per ounce silver*. The Company recorded net income of $5.5 million, or $0.10 per share. The Company paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $28.6 million.

Production totals for the first quarter of 2018 included 6,647 ounces of gold, 425,884 ounces of silver, 385 tonnes of copper, 1,615 tonnes of lead and 4,793 tonnes of zinc. The Company maintains its 2018 Annual Outlook, targeting a plus or minus 10 percent production of 27,000 gold ounces and 1,700,000 silver ounces.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production Statistics table summarizes certain information about our mining operations for three months ended March 31, 2018 and 2017:

	Three months ended March 31,
	2018	2017
Arista Mine
Milled
Tonnes Milled	130,789	72,609
Grade
Average Gold Grade (g/t)	1.92	2.69
Average Silver Grade (g/t)	106	187
Average Copper Grade (%)	0.39	0.39
Average Lead Grade (%)	1.63	1.59
Average Zinc Grade (%)	4.41	4.28
Recoveries
Average Gold Recovery (%)	78	89
Average Silver Recovery (%)	91	93
Average Copper Recovery (%)	75	78
Average Lead Recovery (%)	76	80
Average Zinc Recovery (%)	83	85
Aguila Open Pit
Milled
Tonnes Milled	5,108	28,721
Grade
Average Gold Grade (g/t)	2.16	1.73
Average Silver Grade (g/t)	45	30
Recoveries
Average Gold Recovery (%)	84	73
Average Silver Recovery (%)	86	82
Alta Gracia
Milled
Tonnes Milled	3,192	-
Grade
Average Gold Grade (g/t)	1.16	-
Average Silver Grade (g/t)	182	-
Recoveries
Average Gold Recovery (%)	60	-
Average Silver Recovery (%)	82	-
Combined
Tonnes milled	139,089	101,330
Tonnes Milled per Day (1)	1,636	1,206
Mill production (before payable metal deductions) (2)
Gold (ozs.)	6,647	6,747
Silver (ozs.)	425,884	427,890
Copper (tonnes)	385	220
Lead (tonnes)	1,615	927
Zinc (tonnes)	4,793	2,644
Precious metal gold equivalent ounces produced (mill production) (2)
Gold Ounces	6,647	6,747
Gold Equivalent Ounces from Silver	5,262	6,090
Total Precious Metal Gold Equivalent Ounces	11,909	12,837

(1)	Based on actual days the mill operated during the period.
(2)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer and represent an estimate of metal contained in the concentrates which the buyer deducts from payment. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. We monitor these differences to ensure that precious metal mill production quantities are materially correct.

The following Sales Statistics table summarizes certain information about our combined mining operations for the three months ended March 31, 2018 and 2017:

	Three months ended March 31,
	2018	2017

Metal sold
Gold (ozs.)	5,563	7,133
Silver (ozs.)	381,366	420,236
Copper (tonnes)	340	225
Lead (tonnes)	1,493	839
Zinc (tonnes)	3,778	2,149
Average metal prices realized (1)
Gold ($ per oz.)	1,342	1,215
Silver ($ per oz.)	16.58	17.29
Copper ($ per tonne)	7,156	5,871
Lead ($ per tonne)	2,573	2,351
Zinc ($ per tonne)	3,805	2,839
Precious metal gold equivalent ounces sold
Gold Ounces	5,563	7,133
Gold Equivalent Ounces from Silver	4,712	5,981
Total Precious Metal Gold Equivalent Ounces	10,275	13,114
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (2)	$1,694	$980
Total cash (credit) cost after by-product credits per precious metal gold equivalent ounce sold (2) (3)	$(316)	$263
Total all-in sustaining cost per precious metal gold equivalent ounce sold (2)	$347	$672
Total all-in cost per precious metal gold equivalent ounce sold (2)	$395	$701

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(2)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed 10-K.
(3)	Total cash (credit) cost was significantly affected by unusually high base metals sales as compared to precious metals sales.

See Accompanying Tables

The calculation of our cash cost per precious metal gold equivalent per ounce sold, total all-in sustaining cost per precious metal gold equivalent per ounce sold and total all-in cost per precious metal gold equivalent per ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

The following information summarizes Gold Resource Corporation’s financial condition at March 31, 2018 and December 31, 2017, its results of operations including the three months ended March 31, 2018  and 2017, and its cash flows for the three months ended March 31, 2018 and 2017.  The summary data for the three months ended March 31, 2018 is unaudited; the summary data for the year ended December 31, 2017 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2017, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,617	$22,390
Gold and silver rounds/bullion	3,826	3,812
Accounts receivable	1,642	2,884
Inventories, net	12,920	11,636
Prepaid expenses and other current assets	1,653	1,767
Total current assets	48,658	42,489
Property, plant and mine development, net	85,972	82,599
Deferred tax assets, net	6,828	6,854
Other non-current assets	914	981
Total assets	$142,372	$132,923
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,292	$6,904
Loan payable, current	574	568
Capital lease, current	388	382
Income taxes payable, net	2,776	1,944
Mining royalty taxes payable, net	3,375	2,359
Accrued expenses and other current liabilities	2,469	2,851
Total current liabilities	18,874	15,008
Reclamation and remediation liabilities	3,180	2,946
Loan payable, long-term	1,499	1,645
Capital lease, long-term	1,119	1,218
Total liabilities	24,672	20,817
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
57,230,793 and 56,916,484 shares outstanding at March 31, 2018 and December 31, 2017, respectively	57	57
Additional paid-in capital	115,007	114,584
Retained earnings	9,691	4,520
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	117,700	112,106
Total liabilities and shareholders' equity	$142,372	$132,923

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2018	2017
Sales, net	$32,151	$24,336
Mine cost of sales:
Production costs	15,535	11,335
Depreciation and amortization	3,493	2,556
Reclamation and remediation	203	29
Total mine cost of sales	19,231	13,920
Mine gross profit	12,920	10,416
Costs and expenses:
General and administrative expenses	2,354	1,812
Exploration expenses	1,185	822
Other expense, net	278	464
Total costs and expenses	3,817	3,098
Income before income taxes	9,103	7,318
Provision for income taxes	3,646	2,942
Net income	$5,457	$4,376
Net income per common share:
Basic	$0.10	$0.08
Diluted	$0.09	$0.08
Weighted average shares outstanding:
Basic	57,120,077	56,796,751
Diluted	57,911,299	57,991,633

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$5,457	$4,376
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	412	1,296
Depreciation and amortization	3,652	2,663
Stock-based compensation	236	200
Other operating adjustments	(906)	407
Changes in operating assets and liabilities:
Accounts receivable	1,242	(1,129)
Inventories	(1,283)	339
Prepaid expenses and other current assets	868	(151)
Other noncurrent assets	65	1
Accounts payable and other accrued liabilities	2,726	1,578
Mining royalty and income taxes payable, net	1,489	(578)
Net cash provided by operating activities	13,958	9,002

Cash flows from investing activities:
Capital expenditures	(7,332)	(6,062)
Other investing activities	2	(78)
Net cash used in investing activities	(7,330)	(6,140)

Cash flows from financing activities:
Proceeds from the exercise of stock options	244	-
Dividends paid	(285)	(284)
Repayment of loan payable	(140)	-
Repayment of capital leases	(93)	-
Net cash used in financing activities	(274)	(284)

Effect of exchange rate changes on cash and cash equivalents	(127)	(105)
Net increase in cash and cash equivalents	6,227	2,473
Cash and cash equivalents at beginning of period	22,390	14,166
Cash and cash equivalents at end of period	$28,617	$16,639

Supplemental Cash Flow Information
Interest expense paid	$49	$13
Income and mining taxes paid	$730	$1,348
Non-cash investing activities:
(Decrease) increase in accrued capital expenditures	$(193)	$495
Common stock issued for the acquisition of mineral rights	$-	$1,300

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company targets low capital expenditure projects with potential for generating high returns on capital.  The Company has returned $110 million back to its shareholders since commercial production commenced July 1, 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan,” “target,” "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com